MTM TECHNOLOGIES, INC.

                                  AMENDMENT TO

                              EMPLOYMENT AGREEMENT

     This AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made this 1st day of October, 2004 by and between MTM Technologies, Inc., a New York corporation (the "Company"), and Howard A. Pavony (the "Executive").

     WHEREAS, the parties hereto have previously entered into an employment agreement (the "Agreement") to employ the Executive, dated May 21, 2004; and

     WHEREAS, the parties hereto wish to enter into this Amendment to change the duties and status of the employment of the Executive as set forth in the Agreement, to provide that title of the Executive will be President of the Company and to set forth certain terms and conditions of such employment.

     NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     Section 2 of the Agreement "Duties and Status" shall be replaced in its entirety with the following:

     "The Company hereby engages the Executive as the President of the Company on the terms and conditions set forth in this Agreement. During the Employment Period, the Executive shall report directly to the Chief Executive Officer of the Company. The Executive's primary duties shall be determined from time to time by the Chief Executive Officer of the Company and shall initially be responsibility for : (i) overseeing national practice group strategic architecture; (ii) providing marketing consultation and support the development of a national IT solution practice model, (iii) coordinating the development of a national practice financial reporting model; and (iv) advising on the development of a national practice strategy and on the analysis of acquisition candidates. The Executive shall exercise such authority, perform such executive duties and functions and discharge such executive responsibilities as are reasonably associated with the foregoing responsibilities. During the Employment Period, the Executive shall devote substantially all of his business time and his full skill and efforts to the business of the Company."

Except as amended by this Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of October 1, 2004.

                                           MTM TECHNOLOGIES, INC.


/s/ Howard A. Pavony                       /s/ Francis J. Alfano
-----------------------------              -----------------------------------
Howard A. Pavony                           Francis J. Alfano
                                           Chief Executive Officer